ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120627626-14
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/12/2012 11:49 AM
	Entity Number E0335502009-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NORTHUMBERLAND RESOURCES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

THE CAPITAL STOCK OF THE CORPORATION SHALL BE 200,000,000 COMPRISED OF 198,000,00 SHARES OF COMMON STOCK PAR VALUE $0.001 AND 2,000,000 SHARES OF PREFERRED STOCK PAR VALUE $0.001 WITH VOTING AND CONVERSION RIGHTS OF 100 FOR 1.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: IN EXCESS OF 51%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20130680428-54
Ross Miller	Filing Date and Time
Secretary of State	10/17/2013 2:48 PM
State of Nevada	Entity Number
	E0335502009-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NORTHUMBERLAND RESOURCES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. NAME OF CORPORATION: THE NAME OF THE CORPORATION IS SUPERNOVA ENERGY, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: IN EXCESS OF 51%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110654305-87
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/07/2011 10:49 AM
	Entity Number E0335502009-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Northumberland Resources, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
100,000,000 $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
2,000,000,000 $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
20 for 1 forward stock split (19 for one dividend)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Not Applicable

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

PRESIDENT
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-6-09

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180250262-48
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/01/2018 9:00 AM
	Entity Number E0335502009-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Supernova Energy Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended by deleting it in its entirety and inserting in lieu of the following:

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 3,025,000,000 shares of capital stock, consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 25,000,000 shares of preferred stock, $0.0001 par value per share (the "Preferred Stock") and which rights, and preferences of the Preferred Stock may be issued in one or more series at the discretion of the Company's Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.07%

4. Effective date and time of filing: (optional) Date: 06/01/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X *[signature]*

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180258665-73**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**06/06/2018 7:26 AM**
State of Nevada	Entity Number
	E0335502009-7

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Supernova Energy Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that out of the Twenty Five Million (25,000,000) authorized shares of "blank check" Preferred Stock of the Corporation as set forth in the Corporation's Articles of Incorporation, as amended, filed with the Secretary of State of Nevada in accordance with the Nevada Revised Statutes, an aggregate of Two Million (2,000,000) shares of Preferred Stock shall hereby be designated as Series A Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences, obligations and distinctions as set forth in that certain Certificate of Designation attached hereto as Exhibit A (the "Series A Certificate of Designation"), and that the proper officers of the Corporation are hereby authorized and directed to file the Series A Certificate of Designation with the Secretary of State of Nevada

3. Effective date of filing: (optional) 06/06/2018

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X *[signature]*

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A

CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE SERIES A CONVERTIBLE PREFERRED STOCK ($0.0001 PAR VALUE PER SHARE)

OF

SUPERNOVA ENERGY, INC.
A NEVADA CORPORATION

Pursuant to Section 78.1955 of Chapter 78 of the Nevada Revised Statutes, **SUPERNOVA ENERGY, INC.**, corporation organized and existing under the State of Nevada (the "**Corporation**"), in accordance with the provisions thereof, does hereby submit the following:

WHEREAS, the Articles of Incorporation of the Corporation (the "**Articles of Incorporation**") authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation ("**Preferred Stock**") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "**Board**"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, that pursuant to the authority vested in the Board by the Corporation's Articles of Incorporation, as amended, a new series of Preferred Stock of the Corporation is created out of the authorized but unissued shares of Preferred Stock of the Corporation, such series to be designated Series A Convertible Preferred Stock, to consist of Two Million (2,000,000) shares, with the rights, preferences, privileges and restrictions of which shall be as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby in this Certificate of Designation (the "**Certificate of Designation**") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of a series of Preferred Stock as follows:

1. **DESIGNATIONS AND AMOUNT**. Two Million (2,000,000) shares of the Preferred Stock of the Corporation, $0.0001 par value per share, shall constitute a new class of Preferred Stock designated as "**Series A Convertible Preferred Stock**" (the "**Series A Preferred Stock**") with a stated value of $0.0001 per share (the "**Stated Value**").

2. **CONVERSION.**

(a) **Conversion at the Option of the Holder**. Each holder of Series A Preferred Stock ("**Holder**") shall have the right, at such Holder's option, at any time or from time to time from and after the day immediately following the date the Series A Preferred Stock is first issued, to convert each share ("**Share**") of Series A Preferred Stock into the number of shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Corporation (the "**Common Stock**") equal to one hundred shares of Common Stock.

(b) **Mechanics of Conversion**. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Corporation for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "**Preferred Stock Certificates**"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of **Section 7**). "**Conversion Date**" means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(i) Delivery of Common Stock upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series A Preferred Stock accompanied by a Notice of Conversion (attached hereto), the Corporation shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to **Section 7** (the "**Delivery Period**"), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any.

(ii) Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall

be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next higher whole number of shares.

(c) **Partial Conversion**. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a Holder are converted, the Corporation shall execute and deliver to or on the order of the Holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

(d) **Reservation of Common Stock**. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the Holder of such Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e) **No Reissuance of Series A Preferred Stock**. In the event any shares of Series A Preferred Stock shall be converted pursuant to this **Section 2** or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled. The Articles of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

(f) **Notices**. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) **Transactional Taxes**. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; *provided, however*, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(h) **Validity of Common Stock**. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly

issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

3. VOTING RIGHTS.

(a) Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each Share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is convertible pursuant to Section 2 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation's bylaws.

(b) To the extent that under the Nevada Revised Statutes the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes, Holders of the Series A Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to one hundred (100) vote(s).

4. PREFERENCES ON LIQUIDATION. Subject to the provisions of **Section 66** below, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value per Share.

5. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all

such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Preferred Stock against impairment.

6. RANKING; CHANGES AFFECTING SERIES.

(a) The Series A Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation, and any other class or series of stock of the Corporation which by its terms shall rank junior to the Series A Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series A Convertible Preferred Stock.

(b) So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Convertible Preferred Stock, or (ii) amend the provisions of this **Section 6**; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, as to changes affecting the Series A Convertible Preferred Stock.

7. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Authorized Officer this June 4, 2018.

SUPERNOVA ENERGY, INC.

By: /s/ Kevin Malone
Name: Kevin Malone
Title: President